     As filed with the Securities and Exchange Commission on July 21, 1997
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                      PLANET HOLLYWOOD INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                         59-3283783
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                               7380 Sand Lake Road
                                    Suite 650
                                Orlando, FL 32819
                    (Address of Principal Executive Offices)


                   FIRST AMENDED AND RESTATED PLANET HOLLYWOOD
             INTERNATIONAL, INC. 1995 STOCK AWARD AND INCENTIVE PLAN
                            (Full title of the Plan)


                                 Mr. Robert Earl
                             Chief Executive Officer
                      Planet Hollywood International, Inc.
                               7380 Sand Lake Road
                                    Suite 650
                                Orlando, FL 32819
 (Name, Address and Telephone Number, including area code of Agent for Service)

                                 With a Copy to:
                           Byrd F. Marshall, Jr., Esq.
                          Gray, Harris & Robinson, P.A.
                              201 East Pine Street
                                   Suite 1200
                                Orlando, FL 32801

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                               Amount to        Proposed Maximum        Proposed Maximum           Amount of
                                                   be          Offering Price per      Aggregate Offering      Registration Fee
   Title of Securities to be Registered        Registered            Share                    Price
--------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value          6,000,000             $18.82(1)            $112,915,870(1)            $34,217
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h). The aggregate offering price and registration fee are based upon the sum of (a) the product that results from multiplying 4,062,556 shares, which is the number of shares of Common Stock registered as a part of this

         Registration Statement as to which options have been granted but not exercised under the First Amended and Restated Planet Hollywood International, Inc. 1995 Stock Award and Incentive Plan (the "Plan"), by $16.63 per share, which is the weighted average exercise price of such options, and (b) the product that results from multiplying 1,937,444 shares, which is the number of shares of Common Stock registered as a part of this Registration Statement as to which options may be granted under the Plan, by $23.41 per share, which is the average of the bid and asked prices of the Company's shares of Common Stock on the Nasdaq National Market System on July 15, 1997.


























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



PART I.           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the First Amended and Restated Planet Hollywood International, Inc. 1995 Stock Award and Incentive Plan (the "Plan") pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         PLANET HOLLYWOOD INTERNATIONAL, INC. (the "Company") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in the preceding paragraph.

         The description of the Class A Common Stock, par value $0.01 per share ("Common Stock"), contained in a registration statement filed on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


         ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.







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




         ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company, a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Restated Bylaws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the Delaware Corporation Law.

         The foregoing statements' are subject to the detailed provisions of the Delaware Corporation Law, the Company's Restated Certificate of Incorporation and the Company's Restated Bylaws.

         Article X of the Company's Restated Bylaws allows the Company to indemnify any person in connection with any claim or action arising by reason of such person's status as a director, officer, employee or agent of the Company or service at the request of the Company as a director, partner, officer, employee or agent of another entity, if such person acted in good faith and in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. The Restated Bylaws also allow the Company to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Company or such person who serves or served as a director, officer, agent or employee of another corporation, partnership or other enterprise at the request of the Company.


         ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.















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



         ITEM 8.           EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT
         NUMBER            DESCRIPTION
         ------            -----------

         4.1*     --       Restated Certificate of Incorporation of the
                           Registrant.

         4.2*     --       First Amended and Restated Bylaws of the Registrant.

         5.1      --       Opinion of Gray, Harris & Robinson, P.A.

         23.1     --       Consent of Gray, Harris & Robinson, P.A. included in
                           Exhibit 5.1.

         23.2     --       Letter of Consent from Price Waterhouse LLP.

         24.1     --       Power of Attorney included in the signature page
                           hereto.

         99.1     --       First Amended and Restated Planet Hollywood
                           International, Inc. 1995 Stock Award and Incentive
                           Plan.

----------------

* Incorporated by reference to the Registration Statement on Form S-1 previously filed by the Registrant (file no. 333-1490)



         ITEM 9.           UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section l5(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on the 18th day of July, 1997.

                                       PLANET HOLLYWOOD
                                       INTERNATIONAL, INC.


                                       By:  /s/ Robert I. Earl
                                          -------------------------------------
                                          Robert I. Earl
                                          President and Chief Executive Officer

POWER OF ATTORNEY

         We, the undersigned, officers and directors of PLANET HOLLYWOOD INTERNATIONAL, INC., hereby severally constitute ROBERT I. EARL and SCOTT E. JOHNSON, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable PLANET HOLLYWOOD INTERNATIONAL, INC. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 18th day of July, 1997.



/s/ Thomas Avallone                        /s/ Mark McCormack
------------------------------------       ----------------------------------
Thomas Avallone                            Mark McCormack
Executive Vice President, Chief            Director
Financial Officer and Director

/s/ Keith Barish
------------------------------------       ----------------------------------
Keith Barish                               One Beng Seng
Chairman of the Board of Directors         Director
and Director


/s/ Robert I. Earl                         /s/ Isadore Sharp
------------------------------------       ----------------------------------
Robert I. Earl                             Isadore Sharp
President, Chief Executive Officer         Director
and Director


/s/ Claudio Gonzalez                       /s/ Michael L. Tarnopol
------------------------------------       ----------------------------------
Claudio Gonzalez                           Michael L. Tarnopol
Director                                   Director

/s/ Robert Krasnow
------------------------------------
Robert Krasnow
Director





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


                                  EXHIBIT INDEX



         EXHIBIT
         NUMBER           DESCRIPTION
         ------           -----------

         4.1*     --      Restated Certificate of Incorporation of the
                          Registrant.

         4.2*     --      First Amended and Restated Bylaws of the Registrant.

         5.1      --      Opinion of Gray, Harris & Robinson, P.A.

         23.1     --      Consent of Gray, Harris & Robinson, P.A. included in
                          Exhibit 5.1.

         23.2     --      Letter of Consent from Price Waterhouse LLP.

         24.1     --      Power of Attorney included in the signature page
                          hereto.

         99.1     --      First Amended and Restated Planet Hollywood
                          International, Inc. 1995 Stock Award and Incentive
                          Plan.

--------------------
* Incorporated by reference to the Registration Statement on Form S-1 previously filed by the Registrant (file no. 333-1490)












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